Immediate
          Thomas G. Granneman
          314/877-7730

                        RALCORP HOLDINGS, INC. ANNOUNCES
                         SHARE REPURCHASE AUTHORIZATION


ST. LOUIS, MO, FEBRUARY 26, 2001 Ralcorp Holdings, Inc. (NYSE: RAH) today announced that its Board of Directors has approved an authorization to buy back up to one million shares of its common stock in addition to the 690,000 shares the Company is authorized to purchase under a previous authorization. This authorization allows the Company to make purchases from time to time, as determined by management, at prevailing prices. The authorization was approved today by the Company's Board of Directors at its regularly scheduled meeting.

                                       ###

NOTE: Information in this press release that includes information other than historical data contains forward-looking statements as defined by the private Securities Litigation Reform Act of 1995. Any such forward-looking statements are made based on information currently known and are subject to various risk and uncertainties and are therefore qualified by the Company's cautionary statements contained in its filings with the Securities and Exchange Commission.